1 Julie A. Herzog Attorney at Law 303-295-9707 jherzog@fortislawpartners.com August 31, 2023 urban-gro, Inc. 1751 Panorama Point Unit G Lafayette, Colorado 80026 Re: urban-gro, Inc. Registration Statement on Form S-8 Ladies and Gentlemen: We have acted as counsel to urban-gro, Inc., a Delaware corporation (the “Registrant”), in connection with certain matters relating to the filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), relating to the issuance of up to 1,200,000 shares of common stock, $0.001 par value per share (the “Shares”), under the Securities Act of 1933, as amended (the “Act”), of the Registrant which may be issued pursuant to the 2021 Omnibus Stock Incentive Plan, as amended (the “Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities and Exchange Act of 1934, as amended (the “34 Act”). In connection with rendering this opinion, we have reviewed copies of the following documents relating to the Shares being included in the Registration Statement: 1. the Registration Statement; 2. the Amended and Restated Certificate of Incorporation of the Registrant; 3. the Bylaws of the Registrant, as amended to date; 4. the Plan, and ancillary agreements (which are referred to herein, collectively with the Plan, as the “Plan Documents”); 5. documents evidencing the actions of the Board of Directors and Stockholders of the Registrant relating to the Plan; and

2 6. such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have: (a) assumed without verification (i) the genuineness of all signatures on all documents reviewed by us, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) representations, statements and certificates of public officials and others and, (ii) as to matters of fact, statements, representations and certificates of officers and representatives of the Company. Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients therefor and have been issued by the Registrant for legal consideration in excess of par value in the circumstances contemplated by the Plan Documents, assuming in each case that the individual issuances, grants or awards under the Plan Documents are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Plan Documents, the Shares included in the Registration Statement will have been duly authorized and have been, or will be, validly issued, fully paid and non- assessable according to the corporate laws of the State of Delaware. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation Law. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder. We do not express any opinion with respect to any law other than the corporate laws of the State of Delaware referred to above and the federal laws of the United States of America. Our opinion is rendered only with respect to the laws which are currently in effect in such jurisdictions. Very truly yours, Julie A. Herzog Fortis Law Partners LLC